PRESS RELEASE

INLAND STEEL INDUSTRIES
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    INLAND DECLARES DIVIDENDS AND RENEWS STOCKHOLDER RIGHTS PLAN

CHICAGO (November 25, 1997) - The Board of Directors of Inland Steel Industries, Inc., has declared cash dividends of 5 cents per share on the company's common stock and 60 cents per share on its Series A $2.40 Cumulative Convertible Preferred Stock.

The dividends will be payable February 1, 1998, to stockholders of record at the close of business on January 6, 1998.

Inland's Board also renewed the company's Stockholder Rights Plan, scheduled to expire on December 17, 1997. The plan is substantially the same as Inland's existing Stockholder Rights Plan.

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Chicago-based Inland Steel Industries, Inc., is a materials management, logistics and technical services company that provides value-added steel products and materials-related services to manufacturers in the automotive, appliance, furniture, equipment, electric motor and a variety of other industries. Its wholly owned subsidiaries are Inland Steel Company, the sixth largest U.S. steel producer, and Inland International. In addition, it owns 87 percent of Ryerson Tull, Inc., the largest North American metals and industrial plastics service center operation, comprised of Joseph T. Ryerson & Son, Inc., J.M. Tull Metals Company, Inc., and Ryerson de Mexico, a 50/50 joint venture with AHMSA, Mexico's largest carbon steel producer.